Exhibit 10.5
FORM OF
AIR LEASE CORPORATION
GRANT NOTICE FOR 2023 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNITS – BOOK VALUE
FOR GOOD AND VALUABLE CONSIDERATION, Air Lease Corporation (the “Company”) hereby grants to Participant named below the number of restricted stock units specified below (the “Award”), upon the terms and subject to the conditions set forth in this Grant Notice, the Air Lease Corporation 2023 Equity Incentive Plan (the “Plan”), the Standard Terms and Conditions (the “Standard Terms and Conditions”) adopted under such Plan and provided to Participant, and any Individual Agreement (as defined in the Plan) to which any Participant is a party, each as amended from time to time. Each restricted stock unit subject to this Award represents the right to receive one share of the Company’s Class A common stock, par value $0.01 (the “Common Stock”), subject to the conditions set forth in this Grant Notice, the Plan, the Standard Terms and Conditions, and any Individual Agreement to which the Participant is a party. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:
Grant Date:
Target Number of restricted stock units subject to the Award:
Vesting Schedule:	See Schedule A attached hereto.
By accepting this Grant Notice, Participant acknowledges that he has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan, the Standard Terms and Conditions, and any Individual Agreement to which the Participant is a party.

AIR LEASE CORPORATION
Participant Signature
By:
Title:

SCHEDULE A

AIR LEASE CORPORATION
STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS
These Standard Terms and Conditions apply to the Award of restricted stock units granted pursuant to the Air Lease Corporation 2023 Equity Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Administrator that specifically refers to these Standard Terms and Conditions. In addition to these Terms and Conditions, the restricted stock units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
1.TERMS OF RESTRICTED STOCK UNITS
Air Lease Corporation, a Delaware corporation (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of a number of restricted stock units (the “Award” or the “Restricted Stock Units”) specified in the Grant Notice. Each Restricted Stock Unit represents the right to receive one share of the Company’s Class A common stock, $0.01 par value per share (the “Common Stock”), upon the terms and subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, the Plan, and any Individual Agreement to which any Participant is a party, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.
2.VESTING OF RESTRICTED STOCK UNITS
The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions, the Plan, or any Individual Agreement, the Award shall become vested as described in the Grant Notice with respect to that number of Restricted Stock Units as set forth in the Grant Notice.
3.SETTLEMENT OF RESTRICTED STOCK UNITS
Except as provided in Section 4, vested Restricted Stock Units shall be settled by the delivery to the Participant or a designated brokerage firm of one share of Common Stock per vested Restricted Stock Unit as soon as reasonably practicable following certification by the administrator of the vesting of such Restricted Stock Units, and in all events no later than March 15 of the year following the year of vesting (unless delivery is deferred pursuant to a nonqualified deferred compensation plan in accordance with the requirements of Section 409A of the Code).
4.TERMINATION OF EMPLOYMENT
(a)Notwithstanding anything contained in these Standard Terms and Conditions to the contrary, upon the Participant’s Termination of Service for any reason other than termination (i) by the Company without Cause or by the Participant for Good Reason, under the circumstances described below or (ii) by reason of Participant’s death or Disability, any then unvested Restricted Stock Units (after taking into account any accelerated vesting under Section 7.2 of the Plan or any Individual Agreement, if applicable) held by the Participant shall be forfeited and canceled as of the date of such Termination of Service (except as otherwise provided in any Individual Agreement).

(b)Termination due to death or Disability. In the event of Participant’s Termination of Service by reason of the Participant’s death or Disability, all of the unvested Restricted Stock Units shall remain subject to this Award and continue to vest during the Performance Period, and Participant shall be entitled to vest in the number of Restricted Stock Units that would have otherwise vested had the Participant remained employed through the end of the Performance Period, subject to the performance of the Company during the Performance Period. Any Restricted Stock Units that vest in accordance with the immediately preceding sentence shall be settled in accordance with Section 3 above and any other Restricted Stock Units that have not so vested shall be deemed forfeited and canceled as of the date of such vesting date (except as otherwise provided in any Individual Agreement).

(c)Termination without Cause by the Company or by the Participant for Good Reason Other Than Within Twenty-Four (24) Months following a Change in Control. In the event of Participant’s Termination of Service by the Company without Cause or by the Participant for Good Reason, in each case, other than within twenty-four (24) months following a Change in Control, the Participant shall remain subject to this Award during the Performance Period and Participant shall be entitled to pro rata vesting in that number of Restricted Stock Units equal to the product of (i) a fraction, the numerator of which is the number of days that have elapsed between the first day of the Performance Period and the date of Termination of Service, (inclusive) and the denominator of which is the total number of days in the Performance Period and (ii) the number of Restricted Stock Units that would have otherwise vested had the Participant remained employed through the end of the Performance Period, subject to the performance of the Company during the Performance Period. Any Restricted Stock Units that vest in accordance with the immediately preceding sentence shall be settled in accordance with Section 3 above and any other Restricted Stock Units that have not so vested shall be deemed forfeited and canceled as of the date of such vesting date (except as otherwise provided in any Individual Agreement).

(d)Termination without Cause by the Company or by the Participant for Good Reason within Twenty-Four (24) months following a Change in Control. In the event of Participant’s Termination of Service by the Company without Cause or by the Participant for Good Reason, in each case, within twenty-four (24) months following a Change in Control, the Participant shall immediately vest in the Target Number of Restricted Stock Units. Any Restricted Stock Units that vest in accordance with the immediately preceding sentence shall be settled as soon as reasonably practicable following Termination of Service, and in all events no later than March 15 of the year following the year of Termination of Service (unless delivery is deferred pursuant to a nonqualified deferred compensation plan in accordance with the requirements of Section 409A of the Code).
5.CHANGE IN CONTROL
In the event of a Change in Control, the Award shall be governed by the applicable provisions of Section 7.2 of the Plan.

6.RIGHTS AS STOCKHOLDER
The Participant shall have no voting rights or the right to receive any dividends with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares of Common Stock are reflected as issued and outstanding shares on the Company’s stock ledger.
7.RESTRICTIONS ON RESALES OF SHARES
The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Stock issued in respect of vested Restricted Stock Units, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
8.INCOME TAXES
Subject to compliance with all applicable laws, upon any delivery of shares of Common Stock in respect of the Restricted Stock Units, the Company shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then Fair Market Value, to satisfy any applicable withholding obligations of the Company with respect to such delivery of shares at any applicable withholding rates. In the event that the Company cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Restricted Stock Units, the Company shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.
The tax withholding provisions of this Section 8 shall apply to the Restricted Stock Units and to all other outstanding restricted stock unit or other outstanding equity awards. This Section 8 shall, and hereby does, supersede and replace any tax withholding or similar provision contained in any Grant Notice, Standard Terms and Conditions or award agreement entered into prior to the date hereof.
9.NON-TRANSFERABILITY OF AWARD
The Participant represents and warrants that the Restricted Stock Units are being acquired by the Participant solely for the Participant’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Participant further understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Administrator, the Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of.
10.OTHER AGREEMENTS SUPERSEDED
The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Restricted Stock Units. Any prior agreements, commitments or negotiations concerning the Restricted Stock Units are superseded, except for the express terms of any Individual Agreement to which the Participant is a party.

11.LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS
Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person upon vesting of the Restricted Stock Units. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.
12.RECOUPMENT
This Award shall be subject to any recoupment, clawback or similar policies as may be adopted by the Company from time to time, including but not limited to for the purpose of complying with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and regulations thereunder promulgated by the Securities Exchange Commission, any of which could in certain circumstances require repayment or forfeiture of the Restricted Stock Units and the shares of Common Stock underlying the Restricted Stock Units.
13.GENERAL
In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.
These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.
In the event of any conflict among the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control. Any Individual Agreement to which the Participant is a party shall control, to the extent such agreement contains provisions governing the Award.
All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion.

14.ELECTRONIC DELIVERY
By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock Units via Company web site or other electronic delivery.
15.DEFINITIONS
(a)“Affiliate” shall mean, with respect to any specified entity, any other entity that directly or indirectly is controlled by, controls, or is under common control with such specified entity.

(b)“Beneficial Ownership” shall have the meaning given in Rule 13d-3 promulgated under the Exchange Act.

(c)“Cause” shall means (i) “Cause” as defined in any employment, consulting or similar agreement with the Company or any of its Affiliates to which the applicable Participant is a party (an “Individual Agreement”), or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) willful misconduct or gross or willful neglect by a Participant in the performance of his employment duties (other than as a result of his incapacity due to physical or mental illness or injury) as determined by the Administrator; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony or a crime of moral turpitude by a Participant; (C) willful fraud, misappropriation, embezzlement, misrepresentation or breach of a fiduciary duty against the Company or any of its Subsidiaries, as determined by the Administrator; (D) a breach by a Participant of any nondisclosure, non-solicitation or noncompetition obligation owed to the Company or any of its Affiliates; or (E) the failure of a Participant to follow the lawful and reasonable instructions of the Board or his direct superiors.

(d)“Change in Control” shall be the first to occur following the Grant Date of:

(i)the acquisition by any Person or Group of Beneficial Ownership of 35% or more (on a fully diluted basis) of either (A) the then outstanding shares of all classes of common stock of the Company, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise or settlement of any similar right to acquire such common stock (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Award, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition directly from the Company, (III) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate or (IV) any acquisition by any Person pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iv) of this paragraph;

(ii)individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Grant Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination), shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)a complete dissolution or liquidation of the Company; or

(iv)the consummation of a merger, consolidation, statutory share exchange, a sale or other disposition of all or substantially all of the assets of the Company or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”) or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the Surviving Company (the “Parent Company”) is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person or Group (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least two-thirds of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.
(e)“Disability” shall mean the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, as determined by the Administrator, based upon medical evidence acceptable to it.

(f)“Disaffiliation” shall mean a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate or a sale of a division of the Company and its Affiliates).

(g)“Good Reason” shall mean: (i) “Good Reason” as defined in any Individual Agreement; (ii) the material reduction of the Participant’s authority, duties and responsibilities, or the assignment to the Participant of duties materially inconsistent with the Participant’s position or positions with the Company; (iii) a reduction in the Participant’s then current annual salary; or (iv) the relocation of the Participant’s office to more than thirty-five (35) miles from the principal offices of the Company. Notwithstanding the foregoing, (x) Good Reason (A) shall not be deemed to exist unless the Participant provides to the Company a notice of termination on account thereof (specifying a termination date not less than thirty (30) days and not more than sixty (60) days after the giving of such notice) no later than thirty (30) days after the time at which the event or condition purportedly giving rise to Good Reason first occurs or arises, and (B) shall not be deemed to exist at any time at which there exists an event or condition which could serve as the basis of a termination of the Participant’s employment for Cause; and (y) if there exists (without regard to this clause (y)) an event or condition that constitutes Good Reason, the Company shall have thirty (30) days from the date such notice of termination is given to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder.

(h)“Group” shall have the meaning given in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(i)“Performance Period” means that period of time determined by the Administrator over which performance is measured for the purpose of determining a Participant’s right to and the payment value of the Award.

(j)“Termination of Service” shall mean the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Administrator, if a Participant’s employment with the Company and any of its Subsidiaries or Affiliates, or membership on the Board, terminates but such Participant continues to provide services to the Company and its Affiliates in a nonemployee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Service. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall not be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant immediately thereafter becomes an employee of (or service provider for), the Company or another Subsidiary or Affiliate. Notwithstanding the foregoing, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code.